UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2010 (May 27, 2010)

The NASDAQ OMX Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York	10006
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of The NASDAQ OMX Group, Inc. (“NASDAQ OMX”) held on May 27, 2010, the stockholders elected each of NASDAQ OMX’s nominees for director to serve for terms of one year and until their successors are duly elected and qualified. The stockholders also approved each of NASDAQ OMX’s other six proposals.

The table below shows the voting results.

		For	Against	Abstain	Broker Non- Votes
Proposal I:	Election of Directors
	Urban Bäckström	116,105,503	278,802	444,834	14,044,010
	H. Furlong Baldwin	116,011,704	371,735	445,700	14,044,010
	Michael Casey	83,423,013	32,961,945	444,181	14,044,010
	Lon Gorman	83,800,528	32,584,227	444,384	14,044,010
	Robert Greifeld	116,021,293	360,736	447,110	14,044,010
	Glenn H. Hutchins	80,518,534	35,861,564	449,041	14,044,010
	Birgitta Kantola	83,796,678	32,582,002	450,458	14,044,010
	Essa Kazim	116,097,675	283,889	447,575	14,044,010
	John D. Markese	115,798,116	581,178	449,845	14,044,010
	Hans Munk Nielsen	114,598,663	1,780,230	450,246	14,044,010
	Thomas F. O’Neill	112,835,724	3,540,780	452,635	14,044,010
	James S. Riepe	116,101,496	277,718	449,925	14,044,010
	Michael R. Splinter	83,784,902	32,592,416	451,821	14,044,010
	Lars Wedenborn	116,104,828	273,567	450,744	14,044,010
	Deborah L. Wince-Smith	83,796,907	32,586,341	445,891	14,044,010
Proposal II:	Ratify Appointment of Independent Registered Public Accounting Firm	130,317,179	506,287	49,683	0
Proposal III:	Approve Amended and Restated NASDAQ OMX Equity Incentive Plan	108,443,276	7,749,029	636,834	14,044,010
Proposal IV:	Approve Amendment to NASDAQ OMX Equity Incentive Plan to Allow a One-Time Stock Option Exchange Program	101,279,517	14,883,300	666,323	14,044,010
Proposal V:	Approve Amended and Restated NASDAQ OMX Employee Stock Purchase Plan	115,186,009	1,014,662	628,467	14,044,010
Proposal VI:	Approve NASDAQ OMX 2010 Executive Corporate Incentive Plan	113,936,447	2,212,377	680,315	14,044,010
Proposal VII:	Approve Conversion of Series A Preferred Stock into Common Stock	115,911,890	756,988	160,261	14,044,010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2010	The NASDAQ OMX Group, Inc.

	By:	/S/ EDWARD S. KNIGHT
Edward S. Knight
Executive Vice President and General Counsel